NEWS
www.republicbancorp.com	Nasdaq: RBNC

FOR FURTHER INFORMATION:

Thomas F. Menacher	Kristine D. Brenner
Exec.V.P., Treasurer & CFO	Director of Investor Relations
tmenacher@republicbancorp.com	kbrenner@republicbancorp.com
(989) 725-7337	(989) 725-7337

REPUBLIC BANCORP REPORTS RECORD
FIRST QUARTER RESULTS

First Quarter Highlights Include:

•	Record net income of $16.3 million, up 8%

•	Earnings per share of $.25, up 7%

•	Return on equity of 17.15%

•	Strong annualized consumer loan growth of 15%

•	Annualized core deposit growth of 15%

•	Net charge-off ratio remains below peer at 11 basis points

ANN ARBOR, Michigan—April 13, 2004—Republic Bancorp Inc., (Nasdaq: RBNC), today announced record net income for the quarter ended March 31, 2004 of $16,299,000, an increase of 8% over net income of $15,153,000 earned for the first quarter in 2003. Diluted earnings per share were $.25, up 7% from $.24 earned in 2003. Net income generated annualized returns of 1.20% on average assets and 17.15% on average shareholders’ equity for the first quarter of 2004.

“The Company’s earnings for the quarter were outstanding,” commented Dana Cluckey, President and Chief Executive Officer. “Our retail banking business line had strong growth in consumer loans and core deposits, while commercial banking had solid loan growth, especially in the Small Business Administration lending area. Mortgage banking results reflected lower refinance and closing volumes for the quarter, while increased application volumes in March should provide increased closing volume in the second quarter. Our balanced business model delivered strong growth in quality earning assets and core deposits, and solid control over costs,” added Mr. Cluckey.

Results for the first quarter of 2004 reflect strong performance for the Company’s commercial and retail banking business lines and increasing momentum for the mortgage banking business line.

•	Retail banking results were very strong during the quarter. The consumer loan portfolio (excluding indirect loans) grew $24 million, or 15% annualized over December 31, 2003. The Company also had excellent growth in core deposits, which increased $53 million, or 15% annualized for the quarter.

•	The commercial loan portfolio grew $22 million, or 6% annualized over December 31, 2003. SBA closings for the quarter were $12 million, up 52% from the first quarter of 2003.

•	During the first quarter of 2004, the Company originated $425 million in single-family residential mortgages. At March 31, 2004, the Company’s mortgage loan pipeline of applications in process was $580 million, an increase of 86% over December 31, 2003.

Net interest income increased $1.4 million, or 4%, for the quarter ended March 31, 2004 compared to the first quarter of 2003 and increased $182,000, or 1%, over the fourth quarter of 2003. These increases are primarily the result of a 17% increase in average earning assets for the first quarter of 2004 compared to the first quarter of 2003 and 5% growth in average earning assets over the quarter ended December 31, 2003. For the quarter ended March 31, 2004, the Company’s net interest margin was 2.82%, compared to 2.95% for the fourth quarter of 2003.

Total noninterest expense decreased $3.4 million, or 14% for the quarter ended March 31, 2004 compared to the first quarter of 2003. The decrease was primarily due to a $2.3 million decrease in salaries and employee benefits and a $1 million decrease in other noninterest expense from the first quarter of 2003. The Company’s efficiency ratio improved to 45.70% in the quarter ended March 31, 2004 compared to 49.82% in the first quarter of 2003.

The Company’s asset quality remains very sound. Total non-performing assets decreased $2.3 million, or 5%, from December 31, 2003. Net charge-offs to total average loans were only 11 basis points for the quarter and remain substantially below the Company’s peer group. The Company’s allowance for loan losses to loans, excluding residential real estate mortgages, was 1.90% at March 31, 2004.

During the first quarter of 2004, the Company repurchased 65,000 shares at an average price of $13.68 per share under the 2003 Stock Repurchase Program. The 2003 Stock Repurchase Program allows for the repurchase of up to 2,200,000 shares of which 2,143,000 shares are available for repurchase at March 31, 2004.

The Company’s capital ratios continue to be in excess of the requirements for a well-capitalized bank. At March 31, 2004, the Company’s total risk-based capital ratio was a strong 12.99% and the Tier 1 leverage ratio was 7.89%.

About the Company

Republic Bancorp Inc., with $5.6 billion in assets, is the third largest bank holding company headquartered in Michigan and the 82nd largest bank holding company in the country. Its subsidiary, Republic Bank, serves customers in Michigan, Ohio and Indiana with 93 retail, commercial and mortgage banking offices and 93 ATMs. The Company is the #1 Small Business Administration bank lender based in Michigan for the 10th consecutive year and one of the Midwest’s top retail mortgage lenders. Republic was recently named as the 5th Best Company to Work For by FORTUNE magazine (marking the fourth year on FORTUNE’s “100 Best Companies to Work For”) and named to Working Mother magazine’s list of “100 Best Companies for Working Mothers” for three years in a row.

Information about Republic Bancorp’s financial results and its products and services, including on-line mortgage applications and its Internet banking system, ExpressNet, can be accessed at www.republicbancorp.com.

Cash Dividend

The Company currently pays an annual cash dividend of $.38 per common share, which represents a yield of approximately 2.8% based on the Company’s current stock price.

Safe Harbor Statement

As with any statements other than those reflecting historical facts, forward-looking statements contained in this announcement involve risk, and, as such, future financial performance may differ from current expectations due to a variety of marketplace factors. These factors include, without limitation, those disclosed in Republic Bancorp’s most recent filing on Form 10-K with the Securities and Exchange Commission.

REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 31,	Dec. 31,	Sept. 30,	March 31,
	2004	2003	2003	2003
	(Unaudited)		(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$56,748	$63,858	$76,566	$77,281
Mortgage loans held for sale	140,848	135,360	391,369	324,444
Securities available for sale	713,265	607,450	459,933	240,391
Securities held to maturity (at cost)	235,552	156,555	—	—
Loans	4,166,900	4,157,514	3,999,974	3,857,837
Less allowance for loan losses	(41,556)	(40,271)	(39,212)	(37,185)

Net loans	4,125,344	4,117,243	3,960,762	3,820,652

Federal Home Loan Bank stock (at cost)	80,503	80,500	80,502	78,471
Premises and equipment	28,570	26,928	26,564	27,452
Bank owned life insurance	109,633	108,330	106,858	88,193
Other assets	59,996	57,464	57,771	55,383

Total assets	$5,550,459	$5,353,688	$5,160,325	$4,712,267

LIABILITIES
Noninterest-bearing deposits	$273,056	$256,265	$287,640	$274,956
Interest-bearing deposits:
NOW accounts	182,229	184,217	183,195	176,454
Savings and money market accounts	1,064,319	1,054,857	1,110,161	968,591
Certificates of deposit	1,370,765	1,319,930	1,340,925	1,442,928

Total interest-bearing deposits	2,617,313	2,559,004	2,634,281	2,587,973

Total deposits	2,890,369	2,815,269	2,921,921	2,862,929

Federal funds purchased and other short-term borrowings	560,044	491,245	483,136	225,910
Short-term FHLB advances	175,000	280,000	250,000	125,000
Long-term FHLB advances and reverse repurchase agreements	1,429,244	1,286,726	1,026,529	1,025,668
Accrued expenses and other liabilities	58,902	61,028	73,437	81,698
Long-term debt	50,000	50,000	50,000	50,000

Total liabilities	5,163,559	4,984,268	4,805,023	4,371,205
SHAREHOLDERS’ EQUITY
Preferred stock, $25 stated value: $2.25 cumulative and convertible; 5,000,000 shares authorized, none issued and outstanding	—	—	—	—
Common stock, $5 par value, 75,000,000 shares authorized; 64,006,000, 63,527,000, 63,170,000, and 63,316,000 issued and outstanding, respectively	320,028	317,633	287,133	287,802
Capital surplus	53,559	50,358	37,953	40,669
Unearned compensation — restricted stock	(4,731)	(1,666)	(2,058)	(2,682)
Retained earnings	14,125	3,893	35,274	14,634
Accumulated other comprehensive income (loss)	3,919	(798)	(3,000)	639

Total shareholders’ equity	386,900	369,420	355,302	341,062

Total liabilities and shareholders’ equity	$5,550,459	$5,353,688	$5,160,325	$4,712,267

REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months Ended March 31,
	2004	2003
Interest Income
Loans, including fees	$57,996	$62,936
Investment securities	9,823	2,814

Total interest income	67,819	65,750

Interest Expense
Deposits	13,037	15,494
Short-term borrowings	2,018	1,511
Long-term FHLB advances and reverse repurchase agreements	15,810	13,106
Long-term debt	1,075	1,114

Total interest expense	31,940	31,225

Net interest income	35,879	34,525
Provision for loan losses	2,500	3,000

Net interest income after provision for loan losses	33,379	31,525

Noninterest Income
Service charges	2,697	2,652
Mortgage banking income	5,174	9,736
Gain on sale of securities	688	448
Income from bank owned life insurance	1,303	1,295
Other noninterest income	952	730

Total noninterest income	10,814	14,861

Noninterest Expense
Salaries and employee benefits	12,089	14,415
Occupancy expense of premises	2,619	2,643
Equipment expense	1,674	1,705
Other noninterest expense	4,640	5,619

Total noninterest expense	21,022	24,382

Income before income taxes	23,171	22,004
Provision for income taxes	6,872	6,851

Net income	$16,299	$15,153

Basic earnings per share	$.26	$.24

Diluted earnings per share	$.25	$.24

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands, except operating data)

	Three Months Ended
	March 31,
	2004	2003
Operating Data (in millions):
Residential mortgage loan closings:
Fixed rate	$242	$823
Adjustable rate	183	165

Total residential mortgage loan closings	$425	$988

Conventional loans	$307	$819
Government loans	52	63
Jumbo and other loans	66	106

Total residential mortgage loan closings	$425	$988

Refinances (percent of total)	47%	75%
Performance Ratios (annualized for the quarter):
Return on average assets	1.20%	1.30%
Return on average equity	17.15%	17.88%
Net interest margin	2.82%	3.23%
Efficiency ratio (1)	45.70%	49.82%
Per Common Share Data:
Average common shares outstanding — diluted	64,622	64,132
Cash dividends declared	$.095	$.077
Book value	$6.04	$5.39
Tangible book value	$5.96	$5.28

	Mar. 31,	Dec. 31,	Sept. 30,	Mar. 31,
	2004	2003	2003	2003
Capital Ratios:
Shareholders’ equity to assets	6.97%	6.90%	6.89%	7.24%
Tier 1 risk-based capital	11.84%	11.72%	11.57%	11.63%
Total risk-based capital	12.99%	12.85%	12.70%	12.75%
Tier 1 leverage	7.89%	8.04%	7.90%	8.26%

(1) Includes total noninterest expense, divided by total revenue, excluding gain on sale of securities.

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	Three Months Ended			Three Months Ended
	March 31, 2004			March 31, 2003
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Average Assets:
Short-term investments	$439	$1	0.75%	$225	$1	1.82%
Mortgage loans held for sale	92,827	1,374	5.92	437,729	6,270	5.73
Securities available for sale	671,583	7,583	4.53	192,554	2,152	4.53
Securities held to maturity	188,664	2,170	4.60	—	—	—
Portfolio loans:
Commercial loans	1,526,471	21,116	5.47	1,474,131	23,159	6.28
Residential real estate mortgage loans	2,027,648	27,086	5.34	1,688,890	24,413	5.78
Installment loans	628,980	8,420	5.37	587,865	9,094	6.27

Total loans, net of unearned income	4,183,099	56,622	5.39	3,750,886	56,666	6.06
FHLB stock	80,734	1,057	5.25	78,468	1,111	5.67

Total interest-earning assets	5,217,346	68,807	5.26	4,459,862	66,200	5.95
Allowance for loan losses	(40,923)			(36,508)
Cash and due from banks	52,282			64,278
Other assets	189,026			164,421

Total assets	$5,417,731			$4,652,053

Average Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$183,744	$124	0.27%	$176,421	$187	0.43%
Savings deposits	1,041,338	3,467	1.34	929,538	3,747	1.64
Time deposits	1,347,838	9,446	2.81	1,451,829	11,560	3.23

Total interest-bearing deposits	2,572,920	13,037	2.03	2,557,788	15,494	2.46
Short-term borrowings	727,657	2,018	1.10	421,399	1,511	1.43
Long-term FHLB advances and reverse repurchase agreements	1,396,219	15,810	4.48	992,163	13,106	5.28
Long-term debt	50,000	1,075	8.60	52,250	1,114	8.53

Total interest-bearing liabilities	4,746,796	31,940	2.68	4,023,600	31,225	3.13

Noninterest-bearing deposits	254,371			250,820
Other liabilities	36,479			38,677

Total liabilities	5,037,646			4,313,097
Shareholders’ equity	380,085			338,956

Total liabilities and shareholders’ equity	$5,417,731			$4,652,053

Net interest income/ Rate spread (FTE)		$36,867	2.58%		$34,975	2.82%

FTE adjustment		$988			$450

Impact of noninterest- bearing sources of funds			0.24%			0.31%

Net interest margin (FTE)			2.82%			3.13%

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	March 31,	Dec. 31,	Sept. 30,	March 31,
	2004	2003	2003	2003
Portfolio Loan Summary:
Commercial loans:
Commercial and industrial	$38,659	$38,319	$41,668	$45,648
Commercial real estate mortgage	1,504,112	1,482,814	1,432,260	1,423,007

Total commercial loans	1,542,771	1,521,133	1,473,928	1,468,655
Residential real estate mortgages	1,982,025	2,014,809	1,929,312	1,807,318
Installment loans (1)	642,104	621,572	596,734	581,864

Total portfolio loans	$4,166,900	$4,157,514	$3,999,974	$3,857,837

Non-performing assets:
Non-accrual loans:
Commercial	$24,124	$27,666	$23,699	$19,920
Residential real estate mortgage	11,656	11,181	11,456	13,035
Installment	639	873	1,241	2,531

Total non-accrual loans	36,419	39,720	36,396	35,486
Restructured loans	—	—	—	—
Other real estate owned	3,729	2,718	3,219	3,459

Total non-performing assets	$40,148	$42,438	$39,615	$38,945

Allowance for Loan Losses (for the quarter):
Balance at beginning of period	$40,271	$39,212	$38,269	$36,077
Loans charged off:
Commercial	1,344	1,618	1,816	1,146
Residential real estate mortgage	71	54	169	430
Installment	420	669	516	702

Total charge-offs	1,835	2,341	2,501	2,278

Recoveries:
Commercial	427	263	250	84
Residential real estate mortgage	—	—	—	—
Installment	193	137	194	302

Total recoveries	620	400	444	386

Net charge-offs	1,215	1,941	2,057	1,892
Provision charged to expense	2,500	3,000	3,000	3,000

Balance at end of period	$41,556	$40,271	$39,212	$37,185

(1) Includes indirect installment loan balances at March 31, 2004, December 31, 2003, September 30, 2003 and March 31, 2003 of $10.4 million, $13.4 million, $17.1 million and $28.9 million, respectively.

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA

	March 31,	Dec. 31,	Sept. 30,	March 31,
	2004	2003	2003	2003
Asset Quality Ratios:
Non-performing assets to loans and other real estate owned (1)	.93%	.99%	.90%	.93%
Non-performing assets to total assets	.72%	.79%	.77%	.83%
Allowance for loan losses to non-performing loans	114.11%	101.39%	107.74%	104.79%
Allowance for loan losses to loans (2)	1.00%	.97%	.98%	.96%
Allowance for loan losses to loans (excluding residential real estate mortgages) (2)	1.90%	1.88%	1.89%	1.81%
Net charge-offs to average loans: (1,3)
Commercial loans	.24%	.36%	.43%	.29%
Residential real estate mortgage loans	.01%	.01%	.03%	.08%
Installment loans	.14%	.35%	.22%	.27%

Total loans	.11%	.18%	.19%	.18%

Earnings coverage of net charge-offs (3,4)	20.56x	11.83x	12.00x	12.98x

(1) Includes mortgage loans held for sale.

(2) Excludes mortgage loans held for sale.

(3) Quarter-to-date, annualized.

(4) Operating earnings before taxes plus the provision for loan losses divided by net charge-offs.